UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 31, 2016

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on the Current Report on Form 8-K filed by Net Element, Inc. (the “Company”) on July 7, 2016, in consideration for entering into the Common Stock Purchase Agreement dated as of July 6, 2016 (the “Purchase Agreement”) between the Company and ESOUSA HOLDINGS, LLC, a New York limited liability company (“ESOUSA”), the Company was obligated, upon the earlier of (i) on or 1 business day after the SEC declares effective the registration statement referred to the Purchase Agreement or (ii) six months after the date of the Purchase Agreement, to issue to ESOUSA such number of shares of Common Stock that would have a value equivalent to $200,000 calculated using the average of volume weighted average price for the Common Stock during the 3 trading days period immediately preceding the date of issuance of such shares (the “Commitment Shares”). Under the Purchase Agreement, the Commitment Shares are deemed to have been vested and earned as of the date the Purchase Agreement was executed.

Accordingly, on August 31, 2016, the Company issued to ESOUSA 131,171 shares of the Company common stock based on the price of $1.5247 per share. Such shares of common stock of the Company were issued to ESOUSA under an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2016

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

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